CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-269663 and 333-291698); and Forms S-8 (File Nos. 333-205236, 333-214605, 333-216209, 333-220152, 333-222771, 333-228380, 333-231472, 333-238145, 333-252632, 333-262154, 333-269298, 333-276395, 333-279866, 333-284524, 333-288321, 333-292766 and 333-296313) of Sphere 3D Corp. of our report dated March 24, 2026 relating to the financial statements of Cathedra Bitcoin Inc. and its subsidiaries, which appears in this Current Report on Form 8-K of Sphere 3D Corp.

/s/ SRCO Professional Corporation

SRCO Professional Corporation

Richmond Hill, Ontario, Canada

June 3, 2026